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                                                                    EXHIBIT 10.5

                   CONFIDENTIAL INVOICE DISCOUNTING AGREEMENT

                                     BETWEEN

                           HUGO INTERNATIONAL LIMITED

                                       AND

                     FIVE ARROWS COMMERCIAL FINANCE LIMITED


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MC/PW/




To the Directors
Hugo International Limited
6 Waterside Drive
Slough
Berks
SL3 6EZ

                                                              23rd December 1998

Dear Sirs

We attach in duplicate the Term Sheet and Agreement confirming the terms and conditions upon which we are willing to discount the receivables of your business and you will note that certain expressions are defined in Clause 1 of the Agreement. The enclosed documents supersede any previous discussions, quotations or agreements between us and, subject to any variation in accordance with Clause 14.4(b), these will be the only terms and conditions of our Agreement. Will you please indicate your acceptance of these terms by signing the Term Sheet in duplicate and executing the agreement where indicated and return both copies to us.

We very much hope for a long and mutually rewarding association.

                                Yours faithfully




                                  MARK CONNELLY
                                ------------------
                                Managing Director


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                     FIVE ARROWS COMMERCIAL FINANCE LIMITED

                                   TERM SHEET

                                Serial No. MAO313


 CLIENT:   HUGO INTERNATIONAL LIMITED ("the Client")

Registered Office: 122 (a) Nelson Road, Whitton, Twickenham

Registered No.: 02757258

This Term Sheet is the Term Sheet described in the attached Master Invoice Discounting Agreement ("the Agreement") Serial No.: MA03 13 dated 18/March 1999 and supersedes all prior Term Sheets relative to the Agreement. The terms of the Agreement shall be incorporated herein as though set out in full.


1.       TERMS:

(a)      Bank                                Royal Bank of Scotland PLC
                                             PG Box 450, 5-10 Great Tower Street
                                             London, EC3P 3JX
                                             Sort Code: 16-04-00


         Trust Account No.                   20248787

(b)      Commencement Date                   19/March/1999

(c)      Initial Payment   70%

(d)      Initial Set-up Charge               0.3%

(e)      Margin (over the Rate)              2.5%

(f)      Minimum Annual Service Charge       pound sterling 12,000

(g)      Minimum Period                      12 months

(h)      Reserve Fund Percentage             30%

(i)      Review Limit                        pound sterling 600,000

(j)      Service Charge                      0.3%

(k)      Settlement Date                     90 days from month in which the
                                             invoice is raised


(All charges are exclusive of any applicable Value Added Tax)





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Dated 18th/March l999

FIVE ARROWS                                       HUGO INTERNATION LIMITED
COMMERCIAL FINANCE LIMITED

By: /s/ Mark Connelly                                By: /s/ D. W. Foden
   ----------------------                               ---------------------

Name: Mark Connelly                                  Name: D. W. Foden

Office: Director                                     Office:  M.D.


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                      MASTER INVOICE DISCOUNTING AGREEMENT

                                                               SERIAL NO: MAO313


         PARTIES:

         (1) FIVE ARROWS COMMERCIAL FINANCE LIMITED whose registered office is at New Court, St Swithin's Lane, London, EC4P 4DU ("Five Arrows") (which expression shall include its successors and assigns).

         (2) THE CLIENT whose name and registered office address are set out in the Term Sheet ("the Client").


         DEFINITIONS:

         1.1 In this Agreement except where the context otherwise requires each of the following expressions shall bear the meaning respectively shown opposite it below:

               "Bank" the bank named in the Term Sheet or such other bank in Great Britain as Five Arrows may nominate by an amendment to the Term Sheet from time to time;

               "Business Day"       a day (other than a Saturday) on which
                                    banks are open for the transaction of
                                    business in London of the nature required for this Agreement;

               "Client"             the Client named in the Term Sheet;

               "Collection Payment" any amount received by Five Arrows from a
                                    Customer in respect of a Debt less the
                                    aggregate of:

                                         (i)  the Initial Payment (if any)
                                              already paid to the Client;

                                        (ii)  the Service Charge;


                                       (iii)  Costs and all other sums due to
                                              Five Arrows in respect of the Debt

               "Commencement Date"  the date specified in the Term Sheet;

               "Contract of Sale"   a contract for the sale of goods
                                    and/or work done and materials supplied
                                    and/or services rendered and/or hiring by the Client to a customer under which a Debt arises;

               "Customer"           in relation to a Contract of Sale, the
                                    purchaser, hirer or other person liable for the price or other payment and named in the relative Invoice;





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               "Debt"              a Debt (whether presently payable or not)
                                   arising from a Contract of Sale to a
                                   Customer calculated at the gross book value including VAT and before taking into account any reduction which may be agreed between the Client and the relative Customer or any prompt payment discount;

               "Discount Charge"   an amount calculated by daily applying the
                                   aggregate of the Margin and the Rate to the difference between the total amount paid by Five Arrows to the Client, by way of Initial
                                   Payments together with all other sums paid to the Client, or paid on the Client's behalf or at the Client's direction or debited to the Client's account with Five
                                   Arrows pursuant to this Agreement, and the total of receipts from Customers;

               "Initial Payment"   The percentage specified in the Term Sheet
                                   of Debts notified to Five Arrows less the Service Charge;

               "Initial Set-up     either the percentage specified in the Term
               Charge"             Sheet of the gross book value of the Debts
                                   taken over on the Commencement Date or the flat amount so specified (as the case may be) plus in either case VAT;

               "Insolvent" and/or  in relation to any person, firm or company
               "Insolvency"        any of following:

                                   (a)      any act of bankruptcy,
                                            sequestration or the passing of a
                                            resolution or the presentation of a
                                            petition for the winding up of a
                                            company;

                                   (b)      the appointment of a Receiver, the
                                            making of any composition or
                                            arrangement (whether formal or
                                            informal) with or for the benefit
                                            of creditors or the calling of a
                                            meeting for the same;

                                   (c)      an encumbrancer taking possession
                                            of the whole or any material part
                                            of its assets or any distress
                                            execution or sequestration being
                                            levied upon or sued out against any
                                            of its assets;

                                   (d)      the making of a petition or
                                            application for any order under the
                                            Insolvency Act 1986;


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                                   (e)      the remaining unsatisfied of any
                                            judgement or award of any court
                                            tribunal or arbitration for a
                                            period of seven days;

                                   (f)      the ceasing or threat of ceasing to
                                            carry on business;

                                   (g)      the giving of notice of suspension,
                                            or of a moratorium on payment, of
                                            debts;

                                   (h)      inability to pay all debts as they
                                            fall due or any other similar event
                                            under any applicable law;

               "Margin" for the purposes amongst other things of "the Discount Charge" the percentage per annum specified in the Term Sheet;

               "Minimum Annual     for the purposes amongst other things of
                Service Charge"    Clause 7(c) the amount exclusive of VAT
                                   specified in the Term Sheet commencing from the first day of the month following the Commencement Date;

               "Minimum Period"     the minimum number
                                    of months specified in the
                                    Term Sheet from the
                                    Commencement Date for which
                                    this Agreement is to
                                    continue;

               "Purchase Price"     the meaning ascribed to that term in Clause
                                    5.3;

               "the Rate"           the base rate of the
                                    Bank from time to time
                                    subject to a minimum base
                                    rate of 5.5% per annum (or
                                    if the Bank ceases to quote
                                    a base rate the base rate
                                    or other comparable rate
                                    quoted by a London clearing
                                    bank selected by Five
                                    Arrows);

               "Receiver"           a receiver, receiver and
                                    manager, administrator,
                                    administrative receiver,
                                    liquidator or other person
                                    entrusted by law with the
                                    management of a company's
                                    affairs (other than its
                                    directors) under any
                                    applicable law;

               "Reserve Fund"       the balance which Five Arrows in its sole
                                    discretion from time to time and at any time considers necessary to hold on the Client's account as a reserve against sums actually or contingently due to Five Arrows from the Client and until Five Arrows otherwise determine it will be not less than the percentage specified in the Term Sheet of all unpaid Debts;




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               "Schedule"           a schedule in a form specified by Five
                                    Arrows from time to time duly executed by an authorised signatory of the Client;

               "Security Interest"  any mortgage, pledge, encumbrance, right of set off or other security interest howsoever created or arising;

               "Service Charge"     the percentage specified in the Term Sheet
                                    of the gross book value of each Debt before any credit purchased by Five Arrows;

               "Settlement Date"    the date by which each Debt is to be paid
                                    namely the date which is the number of days specified in the Term Sheet after the end of the month as at which the relative invoice is dated;

               "Termination Event"  any event referred to in Clause 6.2;

               "Term Sheet"         the term sheet as executed by the Client and
                                    Five Arrows to which this Agreement is
                                    attached, as such term sheet may be
                                    substituted from time to time;

               "Trust Account"      for the purposes amongst other things of
                                    Clauses 12 and 13 an account of the Client with the Bank as specified by Five Arrows in the Term Sheet to which payment of all debts is to be credited;

               "VAT"                Value Added Tax.

1.2. Any reference in this Agreement to a Termination Event includes a reference to any event which with the giving of notice and/or the lapse of time and/or a determination being made under the relevant sub-clause would constitute a Termination Event.

1.3. Reference in this Agreement in Clause 8.1 include references to the Term Sheet, each Schedule, any documents related to this Agreement or any Schedule (in particular but without limitation the Debenture referred to in Clause 2) and any assignment, assignation or other document referred to in Clause (3) and any documents necessary for enforcement.

1.4.     Clause headings are for ease of reference only.




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         COMMENCEMENT AND DURATION

         2.1 This Agreement shall commence on the Commencement Date and will (subject to Clauses 2.2 and 6.2) remain in force for the Minimum Period.

         2.2 Five Arrows's obligations under this Agreement are conditional on the execution and registration of a first fixed Legal Charge over all the book and other debts of the Client in favour of Five Arrows and in form and substance satisfactory to Five Arrows.

         PURCHASE OF DEBTS AND NOTIFICATION

         3.1 The Client agrees to sell and Five Arrows agrees to purchase all Debts notified in a Schedule. The ownership of each such Debt will vest in Five Arrows on the date Five Arrows receives the relative Schedule.

         3.2 On a Debt vesting in Five Arrows there shall automatically vest in Five Arrows all the Client's rights in relation to the relative Contract of Sale and all remedies for enforcing payment of the Debt together with the Client's title to and all rights in the goods to which the Contract of Sale relates and all insurances and securities taken or held by the Client in connection therewith.

         3.3 On request by Five Arrows or on Five Arrows's behalf the Client will forthwith create and deliver to Five Arrows at the Client's cost, formal written, executed and duly stamped assignments or assignations of the Debt or of the title, rights, instruments, insurances and securities referred to above and the Client shall thereupon give notice to Customers of the assignment of Debts hereby constituted.

         3.4 The Client will on the Commencement Day, deliver to Five Arrows a Schedule notifying Five Arrows of the existence of all Debts outstanding on that date (other than Debts under Clause 4.1). Each Schedule shall also specify separately those Debts then existing which are not being notified by virtue of Clause 4.1. Thereafter from time to time (but not more than once in every 7 days, or at such interval as Five Arrows may agree) the Client will deliver further Schedules as Debts arise. With each Schedule the Client will deliver to Five Arrows a copy of the invoice referred to therein together with such proof as Five Arrows may require of the performance of the Contract of Sale or its terms. Each invoice will show its due date for payment. Until Five Arrows otherwise directs, the Client should not disclose the purchase of Debts by Five Arrows to Customers.





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         NON-NOTIFIABLE DEBTS

         4.1 Until Five Arrows gives the Client notice to the contrary the Client will not be required to deliver Schedules relating to the following classes of Debts:

                  (i) Debts due from a director or shareholder or employee of the Client;

                  (ii) Debts due from any person whose relationship with the Client is within the meaning of "associate" as defined by Section 184 of the Consumer Credit Act 1974;

                  (iii) Debts due from the sale of any of the Client's capital assets;

                  (iv) Debts which are not due in respect of the Customer's trade occupation or profession or where the Customer does not have an established place of business;

                  (v) Debts arising under a conditional sale or hire purchase or leasing or consumer credit sale agreement;

                  (vi) Debts due in respect of goods delivered on sale or return or on approval;

                  (vii) Debts arising under any Contract of Sale involving progress payments or RIBA or JCT or similar terms or where payment is required prior to completion of performance of the Contract of Sale;

                  (viii) Debts arising under any Contract of Sale with a Ministry of the Crown.

         4.2 Until the Client is required to deliver Schedules in respect of the above classes of Debts Five Arrows shall not be obliged to purchase any Debts of those classes or make any Initial Payments to the Client and the trust provisions of Clause 13 shall not apply and no Service Charge shall accrue to Five Arrows in respect thereof.

         PURCHASE PRICE

         5.1 The Purchase Price for each Debt vesting in Five Arrows shall be the Initial Payment and the Collection Payment relating to such Debt.

         5.2 Out of the Purchase Price Five Arrows will maintain the Reserve Fund. The Client will not be entitled to interest on the Reserve Fund.

         5.3 Subject to the requirements of the Reserve Fund Five Arrows will deal with the Purchase Price of each Debt as follows:






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         (a)      The Initial Payment relative to that Debt will be available to the Client in Sterling, not later than two Business Days after receipt of the relative Schedule, and

         (b) The Collection Payment will be available to the Client forthwith after receipt of a payment from the Customer subject to all rights in Five Arrows's favour contained in this Agreement and to Five Arrows's right to withhold the Collection payment until banker's cleared funds are available.

5.4 Five Arrows will be under no obligation to make available to the Client either any Initial Payments or Collection Payments whilst the aggregate amount of Initial Payments in respect of Debts vesting in Five Arrows and remaining unpaid together with any unpaid Service Charges and Discount Charges and other charges and fees exceeds the Review Limit specified in the Term Sheet.

5.5      (a)      The Client shall pay all Bank Charges and/or commission for collection and/or where a Debt is payable otherwise than in Sterling conversion into Sterling; and

         (b) Where a Debt is payable otherwise than in Sterling the Purchase Price shall be calculated by reference to the rate of exchange for the purchase of Sterling with the other currency quoted by the Bank at or about 11:00 am on the date of Collection but for administrative convenience Five Arrows shall provisionally apply the said rate of exchange on the date of receipt of the relative Schedule making such adjustments as may thereafter be necessary. A similar provision shall apply to the calculation and payment of the Re-purchase Price where Five Arrows exercises its right of Re-purchase so that the Client bears any risk, but receives any reward, resulting from exchange rate fluctuations.


         REPURCHASE

         6.1 Upon notification from Five Arrows the Client shall repurchase a Debt or the balance thereof unpaid by the Customer upon any of the following events:

                  (a)      the Insolvency of the Customer;

                  (b) the Customer failing to pay the gross invoice value (less any prompt payment discount not exceeding 5%) by the Settlement date; or

                  (c) upon Solicitors or any collection agent being instructed to collect the Debt.

         6.2 Five Arrows may terminate this Agreement and upon notification from Five Arrows the Client will repurchase all Debts specified by Five Arrows at any time after any of the following events:

                  (a) the Client fails to pay any amount due under this Agreement on the due date or on demand if so payable;

                  (b) the Client fails to observe or perform any of its obligations under this Agreement and in the case of a failure capable of being remedied Five Arrows does not determine that it has been remedied to Five Arrows's satisfaction within 21 days of the Client becoming aware of such failure;

                  (c) any warranty, representation or statement made or acknowledged to have been made by the Client in this Agreement or any Schedule or to Five Arrows in connection therewith proves to be incorrect in any material respect;

                  (d) Insolvency occurs in relation to the Client or any guarantor or indemnitor of the Client;


                  (e) Five Arrows in its absolute discretion considers that:

                           (i) a material adverse change in the Client's financial condition or performance has occurred;

                           (ii) changes in the officers, senior management or shareholders (legal or beneficial) in the Client are adverse to Five Arrows's interest;

                           (iii) the Client's administration, management or controls are inadequate for the proper operation of this Agreement; or

                  (f)      this Agreement is terminated under Clause 6.3.

         6.3 Either Five Arrows or the Client may at any time after the expiry of the Minimum Period terminate this Agreement without prejudice to Five Arrows's rights actual or contingent accrued at that date by not less than six months' prior notice.

         6.4 The Repurchase Price of each Debt shall be a sum representing the difference between:

                  (a)      the aggregate of:

                           (i)      the Initial Payment;

                           (ii)     the Service Charge;

                           (iii)    the Discount Charge; and

                           (iv) the costs and all other sums due to Five Arrows hereunder;

                           AND




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                  (b)      all sums received from the Customer in respect of
                           that Debt.

         6.5 Upon Five Arrows giving notice that Five Arrows no longer require a Debt to be vested in Five Arrows or upon payment of the Repurchase Price under Clause 6.4 the ownership and all subsisting rights in respect of the Debt shall be re-vested in the Client. Five Arrows shall be entitled to give notice of the same to the Customer where Five Arrows considers it appropriate. On such re-vesting all Five Arrows's rights and obligations under this Agreement in relation to such Debt shall thereafter cease but without prejudice to Five Arrows's rights accrued before re-vesting. If such Debt has been formally assigned to Five Arrows under Clause 3.3 Five Arrows will upon request execute a formal re-assignment thereof to the Client.

         CHARGES

         7. The Client's account with Five Arrows will be subject to the following charges:

                  (a) A Service Charge in respect of each Debt purchased by Five Arrows;

                  (b) An Initial Set-up Charge which will be payable on the Commencement Date;

                  (c) A sum equal to the deficiency (if any) between the Minimum Annual Service Charge and the Service Charges in any period of twelve months expiring on the anniversary of the first day of the month succeeding the Commencement Date. A pro rata sum on account of any Minimum Annual Service Charge may be debited to the Client's account immediately on a monthly basis. In the event of Termination of this Agreement other than under the terms of Clause 6.3, Five Arrows may at our absolute discretion charge the higher of six months' pro rata Minimum Charges or a sum equal to six times the average monthly Service Charge actually debited by Five Arrows in the twelve months period or pro rata part thereof prior to the termination of this Agreement;

                  (d)      the Discount Charge;

                  (e) Interest at the rate per annum equal to the aggregate of the Margin and the Rate upon any balance from time to time due from the Client to Five Arrows other than a balance in respect of which the Discount Charge is payable.






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         GENERAL ACCOUNTING PROCEDURES

         8.1 Five Arrows may debit the Client's account with all expenses incurred by Five Arrows in or enforcing this Agreement and any ancillary documentation including all legal fees together with all stamp duties, penalties and fines payable on assignments and reassignments of any nature together with any losses, expenses or damages (contingent or otherwise) suffered by Five Arrows in the event of any breach of this Agreement. Five Arrows may debit its reasonable estimate of such expenses to the Client's account subject to later adjustment.

         8.2 Five Arrows may debit the Client's account on an indemnity basis with legal and all other costs and expenses incurred by Five Arrows in collecting or attempting to collect any Debt or disposing of any litigation whether these are Five Arrows's own or those due to any other person.

         YOUR RECORDS AND REPORTS

         9.1 The Client shall maintain a monthly open item ageing analysis in such form as Five Arrows may require showing the position of each Customer's account with the Client on the last day of each month including details of any outstanding credit balances. The Client will supply Five Arrows with copies of such analysis and the Client's sales ledger control by the tenth day of the following month and at any time forthwith upon request.

         9.2 The Client will keep all books required by law together with true and accurate accounts and minute books. All ledgers of Debts shall bear a conspicuous notation that they have been assigned to Five Arrows. The Client shall allow Five Arrows and its authorised representatives to inspect the same and all orders, original correspondence and the Client's bank statements without prior notice and if requested shall provide Five Arrows with copies.

         9.3 The Client shall within seven days of Five Arrows's request provide Five Arrows with financial statements and such other information and documents relating to the Client's business and to Debts and Contracts of Sale as Five Arrows may require. In particular the Client will keep available for Five Arrows's inspection copies of all invoices and debit and credit notes and documents evidencing how Debts are reduced paid or otherwise satisfied, together with information regarding disputed Debts or Debts placed with Solicitors for collection or any Debts where there have been breaches of the warranties contained herein or where the Customer has become insolvent or been unable to pay by the Settlement Date. The Client will send to Five Arrows each day a report of the collections made by the Client.

         9.4 Upon the Client's failure to assist Five Arrows, then, without prejudice to any other rights in Five Arrows's favour, Five Arrows may immediately adjust the Reserve Fund and at the Client's expense appoint accountants and professional experts to obtain such information as Five Arrows may require.

         9.5 The Client will send to Five Arrows as soon as they become available but in any event within three months after the end of each of its financial periods (which shall not be longer than fifteen months) copies of its audited financial statements for that period. The Client shall also send to Five Arrows copies of its quarterly management accounts within one month after the end of that quarter, copies of each of its interim statements and other circulars to its shareholders when sent to shareholders and the Client will promptly supply to Five Arrows with such additional financial or other information as Five Arrows may reasonably request.

         RECORDS TO BE MAINTAINED BY FIVE ARROWS

         10.1 Five Arrows will maintain such accounts as Five Arrows shall consider necessary to record the amounts due from Five Arrows however arising to the Client and/or vice versa.

         10.2 Copies of such accounts will be delivered to the Client at such intervals as Five Arrows shall consider necessary. Unless the Client notifies Five Arrows within 30 days of receipt that any item therein is disputed then such record (save for manifest error) will be binding upon the Client.

         WARRANTIES, UNDERTAKINGS AND INDEMNITY

         11.1 The Client represents and warrants to Five Arrows (and upon each delivery of a Schedule, shall be deemed to represent and warrant to Five Arrows) that:

                  (a) each Debt will arise and each sale of a Debt will be made in the ordinary course of its business;

                  (b) each sale of a Debt pursuant to this Agreement shall be made by the Client to Five Arrows with Full Title Guarantee subject to disclosure in accordance with Clause 11.3 below;

                  (c) each Contract of Sale, and each instrument or other document referred to in Clause 3 shall be governed by English law and each Debt will be governed by the laws of England;

                  (d) each Debt is undisputed, is payable on or before the Settlement Date and each Debt and each Contract of Sale is legally enforceable in accordance with its terms by Five Arrows as assignee of the Client;

                  (e) there are no contra accounts, set-offs, counterclaims or deductions allowable or enforceable against any Debt by the Customer or any other person (including without limitation any supplier or other person claiming retention of title);

                  (f) all statements contained in and all signatures appearing on every order, invoice and other document relating to a Debt or a Contract of Sale or on any other document delivered to Five Arrows hereunder are true and genuine accurate and complete;

                  (g) the Client is duly incorporated in England as a limited liability company;

                  (h) the Client's Memorandum and Articles of Association authorise and all necessary corporate action has been taken to authorise the Client to enter into this Agreement and each Supply Contract, to make Offers pursuant hereto and to perform the transactions contemplated hereby;

                  (i) neither the execution of this Agreement or the sale of Debts hereunder nor the performance of any of the transactions contemplated in this Agreement will:

                           (i) contravene or constitute a default under any provision of the Client's Memorandum and Articles of Association or

                           (ii) cause any limitation on it or the powers of its directors to be exceeded whether imposed by or contained in any agreement, instrument, law, judgement, order licence, permit or consent by which it or any of its assets is bound or affected;

                  (j)      no Termination Event has occurred; and

                  (k) the Client has fully disclosed to Five Arrows all facts relating to the Client which the Client knows or should reasonably know and which are material for disclosure to Five Arrows in the context of this Agreement.

         11.2 The Client undertakes with Five Arrows until all its liabilities under this agreement are finally discharged that it will:

                  (a) duly and punctually perform all its obligations under each Contract of Sale and not without Five Arrows's prior written consent rescind vary or terminate a Contract of Sale to which a Debt relates;

                  (b) indemnify Five Arrows against any claim by a Customer to reject the goods and/or work and/or services under a Contract of Sale or to set-off or counter-claim any amount and against all costs charges and expenses incurred by Five Arrows as a result;

                  (c) pay to Five Arrows on demand an amount equal to any cash discount or credit note issued to or debit note issued by the Customer relied on in relation to any Debt;

                  (d) comply with Five Arrows's reasonable accounting administrative and procedural requirements in relation to the operation of this Agreement; and

                  (e) notify Five Arrows promptly in writing as soon as either any dispute with a Customer (whether justified or not) arises or a Customer claims any set-off or counter-claim relative to a Debt.

         11.3 The Client also undertakes with Five Arrows that until all its liabilities under this Agreement have been finally discharged:

                  (a) the liabilities of the Client under this Agreement will rank at least equally and rateably (pari passu) in point of priority and security with all its other liabilities (both actual and contingent) except:

                           (i) liabilities which are subject to liens or rights of set-off arising in the normal course of trading and the aggregate amount of which is not material;

                           (ii) liabilities which are preferred solely by virtue of English law and not by reason of any Security Interest;

                           (iii) liabilities which existed at and were disclosed in writing to Five Arrows before, the Commencement Date;

                            and the Client will not create or permit to exist over all or any part of its business or assets any Security Interest (other than any permitted under sub-paragraph (i) above) without the prior written consent of Five Arrows;

                  (b) save pursuant to this Agreement the Client shall not nor shall the Client agree to factor, discount, encumber, assign or deal with any of its debts otherwise than getting in the same in the normal course of trading and paying the proceeds to Five Arrows or as it may direct;

                  (c) the Client will forthwith notify Five Arrows if it becomes aware of the occurrence of any Termination Event and provide Five Arrows with full details of the steps it is taking to remedy or mitigate the effect of the Termination Event or otherwise in connection with it;

                  (d) the Client will and will procure that its officers, employees, agents and contractors will assist Five Arrows in every lawful way to safeguard Five Arrows's interests; and

                  (e) the Client will carry out any procedures Five Arrows may reasonably require in relation to the day to day administration of this Agreement.

         11.4 The Client shall fully indemnify Five Arrows from and against any expense loss damage or liability (as to the amount of which a certificate of an Officer of Five Arrows shall in the absence of manifest error be conclusive) which Five Arrows may incur as a consequence of the occurrence of a Termination Event. Without prejudice to its generality, the foregoing indemnity shall extend to any interest fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit) premium penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make maintain or fund any amount due or to become due from the Client under this Agreement.

         COLLECTIONS

         12.1 For the purpose of facilitating the collection by Five Arrows of Debts purchased hereunder the Client will as Five Arrows's agent and at the Client's own expense collect the Debts. The Client will, at such intervals as Five Arrows may instruct, supply Five Arrows with reports of all monies collected by the Client as Five Arrows's agent. Such agency may be terminated forthwith by Five Arrows at any time by written notice to the Client.

         12.2 Should Notice of Assignment of all or any Debts be required to be given pursuant to Clause 3.3 then the Client will not thereafter attempt to obtain payment of all or any of those Debts. The Client will co-operate with Five Arrows to secure collection and enforcement of the same. Thereafter Five Arrows and its assigns will have the sole and unfettered right to collect such Debt, and to enforce payment thereof in such manner and to such extent as Five Arrows shall in its absolute discretion think fit, including without prejudice to the foregoing either in its own and/or the Client's name instituting carrying on or defending any legal proceedings (whether in the UK or elsewhere) and settling compromising or adjusting any claim. However, Five Arrows shall be under no obligation to institute or defend any proceedings by or against Five Arrows relating to such Debt. The Client agrees to be bound by anything done by Five Arrows hereunder in such collection or enforcement procedures.

         TRUST

         13. All payments in respect of a Debt received by the Client shall be held by the Client on trust for Five Arrows. Unless otherwise directed by Five Arrows the Client will immediately deliver to the Trust Account the identical cash, cheque, bill of exchange or negotiable instrument, paying all bank charges in respect thereof, and if necessary the Client will endorse the cheque, bill of exchange or negotiable instrument to Five Arrows prior to such delivery. If any formal assignment or assignation of a Debt or of the other matters referred to in Clause 3.3 hereof or the vesting in Five Arrows of a Debt under Clause 3.1 hereof shall be of no effect at law then the Client shall nevertheless hold the Debt and the said other matters in trust for Five Arrows.


         MISCELLANEOUS

         14.1     Evidence of indebtedness

                  In any proceedings relating to this Agreement, a statement as to any amount due to Five Arrows under this Agreement which is certified as being correct by an Officer of Five Arrows shall unless otherwise provided in this Agreement be prima facie evidence that such amount is in fact due and payable.

         14.2     Application of monies

                  If any sum paid or recovered in respect of the Client's liabilities under this Agreement is less than the amount then due, Five Arrows may apply that sum to any category of amount due under this Agreement (whether in the nature of interest, fees, charges, capital or revenue) in such proportions and order and generally in such manner as Five Arrows may determine.

         14.3     Set-off

                  At any time Five Arrows may without notice to the Client combine consolidate or merge all or any of the Client's accounts with and liabilities to Five Arrows and may set-off or transfer any sum standing to the credit of any such accounts in or towards the satisfaction of any of The Client's liabilities to Five Arrows under this Agreement and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and Five Arrows is hereby authorised to effect any necessary conversions at the Bank's rate of exchange then prevailing.

         14.4     Exclusion of other terms, rights cumulative, waivers

                  (a) This Agreement, the Term Sheet and any Schedule contain all the terms agreed between Five Arrows and the Client to the exclusion of representations or statements made by or on behalf of Five Arrows whether orally or in writing prior to the making of this Agreement.

                  (b) Any variation to the Term Sheet shall be by a substituted Term Sheet signed by Client and Five Arrows.

                  (c) The rights of Five Arrows under this Agreement are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights under the general law. The rights of Five Arrows in relation to this Agreement and/or any Schedule and/or any purchase of Debts hereunder (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and in particular any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right and no act, course of conduct or negotiation on its part shall in any way preclude Five Arrows from exercising any such right or constitute a suspension or variation of any such right.

         14.5     Notices

                  Any notice or communication under or in connection with this Agreement shall be in writing and in the case of notices or communications to Five Arrows shall be given only by recorded delivery or registered post to Five Arrows's registered office or such other place as Five Arrows may last have notified to the Client; and in the case of notices or communications to the Client may be delivered personally or by first class prepaid post or by telex or by facsimile transmission to the address given in this Agreement or at such other address as the Client may last have notified to Five Arrows in writing. Proof of posting or despatch of any notice or communication to the Client shall be deemed to be proof of receipt:

                  (a) in the case of a letter on the third Business Day after posting;

                  (b) in the case of a telex and/or facsimile transmission on the Business Day immediately following the date of despatch.

         14.6     Invalidity

                  If any of the provisions of this Agreement becomes invalid illegal or unenforceable in any respect under any applicable law, the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         14.7     Benefit of Agreement

                  Five Arrows may assign its rights under this Agreement or any part thereof and/or with consent of the Client (which shall not be unreasonably withheld or delayed) transfer its obligations hereunder or any part thereof subject to the terms of this Agreement and

                  (a) for this purpose may disclose to a potential assignee or transferee such information about the Client as shall have been made available to Five Arrows for the purposes of the Agreement; and

                  (b) the Client shall execute such documents as are reasonably necessary to release Five Arrows to the extent of the transfer and join the transferee as a party hereto.

                  The Client may not assign any of its rights or transfer any of its obligations under this Agreement.

         14.8     Change in Constitution of Client

                  This Agreement shall remain effective notwithstanding any change in the constitution composition or legal personality of the Client.

         14.9     Plurality of Clients

                  Where, with Five Arrows's consent, the Client comprises two or more persons, the Undertakings and Warranties contained in this Agreement shall be deemed to be given by each of them and each of the Client's obligations and liabilities hereunder shall be joint and several and Five Arrows shall be at liberty;

                  (i) to release or conclude a compromise with any one or more of them without affecting its rights against the other or others of them;

                  (ii) to treat a notice or demand by Five Arrows to any one or more of them or to Five Arrows by any one or more of them as a notice or demand given to or by the other or others of them (but Five Arrows shall not be obliged to treat such notice or demand in the manner aforesaid).

                  The liability of any one or more persons comprised in the Client shall not be affected or prejudiced by any act or omission or any lack of corporate capacity or loss or identity of any other or others of them.

         14.10    Power of Attorney

                  (a) As security for all sums due or to become due hereunder from the Client to Five Arrows, the Client hereby irrevocably appoints Five Arrows with power of substitution to be the true and lawful attorney or attorneys in the name of the Client or the attorney or attorneys in accordance with Section 10 of the Powers of Attorney Act 1971 and on the Client's behalf as considered necessary by Five Arrows to:

                           (i) execute or sign assignments or assignations of Debts and other Deeds and Documents

                           (ii)     obtain payment of Debts

                           (iii) give notice of any assignment or assignation of Debts to the Customer(s) concerned

                           (iv) complete deal with negotiate or endorse negotiable instruments and other remittances received from the Customer

                           (v) settle the indebtedness of the Client to Five Arrows however arising

                           (vi) deal with or perfect Five Arrows's title to the goods and services of the Client to which the Debts relate and

                           (vii) secure the performance of any of the Client's obligations under this Agreement (in particular but without limitation under Clause 14.7)

                  (b) Five Arrows is hereby empowered under the hand of any of its Officers to appoint and remove any substitute attorney or agent for the Client in respect of any of the matters referred to above. The Client agrees to ratify and confirm whatever Five Arrows any of its Officers or its substitute attorney or agent shall do by virtue of the powers granted above.

         14.11    Governing Law

                  This Agreement the Term Sheet and each Schedule shall be governed by and shall be construed in accordance with the laws of England.

         14.12    Submission to Jurisdiction

                  The Client irrevocably:

                  (a) submits to the non-exclusive jurisdiction of the Courts of England and Scotland as Five Arrows may elect

                  (b) waives any objections on the ground of venue or forum non-convenience or any similar grounds and

                  (c) consents to service of process by mail or in any other manner permitted by the relevant laws.

IN WITNESS whereof the Client has executed this Agreement and Five Arrows has caused this Agreement to be signed this 18th day of March 1999.

Executed by the Company                  )
HUGO INTERNATIONAL                       )
LIMITED                                  )
acting by                                )


                 Director:      /s/ D. W. Foden


                 Secretary:     /s/ G. L. Foden


Signed by Mark Connelly

for and on behalf of                     )           /s/ Mark Connelly
FIVE ARROWS COMMERCIAL                   )
FINANCE LIMITED in the                   )
presence of:                             )

      Miss P. Warren

       Five Arrows Commercial Finance Ltd.
       Kings Court
       Exchange Street
       Manchester
       M2 3AX

                     FIVE ARROWS COMMERCIAL FINANCE LIMITED


The Directors
Hugo International Limited
6 Waterside Drive
Slough                                                      Our ref: CTC/PB/3028
Berkshire
SL3 6EZ                                                     14th June 2000


Dear Sirs,

RE: TERMINATION OF CONFIDENTIAL INVOICE DISCOUNTING AGREEMENT
DATED 18th MARCH 1999 (the "Agreement")


Further to your recent discussions with Jane Leverington, I write to confirm our decision to terminate your Agreement with ourselves, with effect from 1st June 2000, in line with Clause 6.2 of the above mentioned Agreement. As discussed, the termination is subject to a six-month notice period, during which time the advance rate will reduce on a monthly basis. (Subject to satisfactory operation of your account.) As follows: 1/7/00 55%, 1/8/00 40%, 1/9/00 25%, 1/10/00 10%, 1/11/00 0%. All debts should continue to be assigned to ourselves as previously.

It is with regret that the decision has been taken to terminate the facility. However the above method of retrenchment of the facility should assist in providing time for you to source alternative funding.

Should you have any queries regarding the above, please do not hesitate to contact me.

                                  Yours faithfully,


                                 /s/ Clive Cosgrove
                                 -----------------------
                                 Clive Cosgrove
                                 Audit Controller


Five Arrows Commercial Finance Limited       Telephone 0161 832 4462     Registered number 2227017 England
82 King Street                               Fax 0161 832 4050           Registered Office New Court
Manchester M1 4WQ                                                        St. Swithin's Lane
                                                                         London EC4P DU
                                                                         Regulated by SFA
                                                                         V.A.T. No. 519 0706 S3



Newy 1:741282:1:8/2/00

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